UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2024

NKGen Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40427	86-2191918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Daimler Street

Santa Ana, CA, 92705

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (949) 396-6830

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NKGN	Nasdaq Global Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	NKGNW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 3, 2024, the Board of Directors (the “Board”) of NKGen Biotech Inc. (the “Company”), following a recommendation from the Nomination and Corporate Governance Committee (the “N&CG Committee”), unanimously elected to have Michael Klowden fill, effective immediately, the Class II director vacancy created by his resignation and that Mr. Klowden shall hold such position as a Class II director until the earlier of the 2025 Annual Meeting of Stockholders and until his successor is duly elected and qualified or until his earlier death, resignation or removal.

The Board following a recommendation from the N&CG Committee, also unanimously elected to have Kathleen Scott fill, effective immediately, the Class III director vacancy created by her resignation and that Ms. Scott shall hold such position as a Class III director until the earlier of the 2026 Annual Meeting of Stockholders and until her successor is duly elected and qualified or until her earlier death, resignation or removal.

Mr. Klowden was also appointed to the Audit Committee and Compensation Committee of the Company and as Chair of the N&CG Committee by the Board, effective immediately. Ms. Scott was also appointed as Chair of the Audit Committee and Compensation Committee of the Company and as a member of the N&CG Committee by the Board, effective immediately.

Mr. Klowden and Ms. Scott will participate in the Company’s previously disclosed compensation program for non-employee directors, the payment of which will continue to be deferred until the Company is able to meet certain funding goals previously set by the Compensation Committee of the Board.

There are no arrangements or understandings between Mr. Klowden or Ms. Scott and any other persons pursuant to which Mr. Klowden or Ms. Scott were elected as directors of the Company. With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Klowden or Ms. Scott and the Company that would be required to be reported.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NKGEN BIOTECH, INC.

Date: October 4, 2024	/s/ Paul Y. Song
	Name:	Paul Y. Song
	Title:	Chief Executive Officer (Principal Executive Officer)

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